UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2009

Storm Cat Energy Corporation

 (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                       Entry into a Material Definitive Agreement.

On January 30, 2009, a wholly owned subsidiary of Storm Cat Energy Corporation (“Storm Cat”), Storm Cat Energy (USA) Corporation (“Storm Cat (USA)”), as a debtor and debtor-in-possession and as Borrower, each subsidiary of Storm Cat (USA) (the “Subsidiaries” and together with Storm Cat (USA) and Storm Cat, the “Loan Parties”), each as a debtor and debtor-in-possession and as Guarantors, and Storm Cat, as a non-debtor Guarantor, entered into a Restated DIP Credit Agreement (the “DIP Credit Agreement”) with the lenders signatory to the DIP Credit Agreement as Lenders, and Regiment Capital Special Situations Fund III, L.P., as Agent.  Storm Cat (USA) and the Subsidiaries entered into the DIP Credit Agreement in connection with the previously reported filings for reorganization (the “Reorganization Cases”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”).  As previously reported, on December 31, 2008, the Bankruptcy Court granted a motion and entered a final order on the docket (the “Order”) authorizing Storm Cat (USA) and the Subsidiaries to obtain approximately $14 million in principal amount of post-petition financing on terms and conditions set forth in the Order and in the DIP Credit Agreement.

The DIP Credit Agreement provides for aggregate post-petition loans and advances of up to $12,500,000, $2,700,000 of which had been advanced prior to January 30, 2009.  The use of proceeds under the DIP Credit Agreement must be made in accordance with the expenditure line items set forth on a budget that the Company presented to the Lenders, which are limited to, payment of transactional fees, costs, and expenses incurred in connection with the DIP Credit Agreement, other related documents and the transactions contemplated by the DIP Credit Agreement and related documents, and for general corporate purposes, including the funding of capital expenditures and working capital.

The principal amount outstanding under the DIP Credit Agreement, plus interest accrued and unpaid thereon, will be due and payable in full at maturity (the “Maturity Date”), which is the earliest of (a) March 31, 2009, (b) the date of the substantial consummation of a plan of reorganization in the Reorganization Cases that has been confirmed by an order of the Bankruptcy Court, and (c) the date of a sale of substantially all of the assets of Storm Cat (USA) and the Subsidiaries, subject to provisions in the DIP Credit Agreement providing for an earlier maturity date under certain circumstances.  In addition, Storm Cat (USA) will be required to make certain mandatory prepayments under the DIP Credit Agreement from net proceeds of dispositions, extraordinary receipts (including, but not limited to, casualty and condemnation), equity issuances and indebtedness.

Borrowings under the DIP Credit Agreement bear interest at a variable rate based on the base rate (which is based on the prime rate, but in any case shall not be less than 6.25%) plus 10.75% per annum.  The Loan Parties may defer payment in cash of all accrued interest at the end of each interest period and the amount of the deferred payment shall automatically become and be deemed to be additional outstanding principal under the DIP Credit Agreement (the “PIK Interest”).  If not sooner paid in cash, all accrued unpaid PIK Interest will be due and payable in cash upon the earliest to occur of (i) the Maturity Date, (ii) the prepayment of the loan, or (iii) the date on which all obligations are declared due and payable.  If the Loan Parties default on their obligations under the DIP Credit Agreement, the default rate of interest will be the rate otherwise in effect plus 2.00% per annum.

In addition to interest, the Loan Parties are required to pay a commitment fee of 0.5% per annum in respect of the unutilized commitments under the DIP Credit Agreement.  A closing fee of $3,987,000 was earned on January 30, 2009, $1,000,000 of which is payable upon the maturity or acceleration of the obligations and $2,987,000 shall be payable upon the payment in full of all other allowed claims (whether secured or unsecured) and shall be subordinated in accordance with the Order.  The Loan Parties must also pay letter of credit fees, if applicable.

All obligations under the DIP Credit Agreement are unconditionally guaranteed by Storm Cat and the Subsidiaries.  All obligations under the DIP Credit Agreement are secured by substantially all of the assets of the Loan Parties, including a priority administrative expense claim in the bankruptcy proceedings.

The DIP Credit Agreement contains affirmative and negative covenants (including, but not limited to,  limitations on indebtedness, liens, investments, loans and advances, dividends, distributions and redemptions of Storm Cat’s stock, sales or other dispositions of assets, nature of business, hedging agreements, mergers, use of proceeds of loans and letters of credit, environmental matters, transactions with affiliates, subsidiaries, and negative pledge agreements, in each case subject to carveouts and/or baskets mutually agreed upon by the parties) that are customary for a facility of this nature.  The DIP Credit Agreement also contains customary representations and warranties (including, but not limited to, those relating to corporate existence, fraudulent transfer, litigation, absence of defaults on specified agreements, authority and enforceability, approvals, use of proceeds and letters of credit, ERISA, taxes, title to property, no material misstatements, Investment Company Act status, environmental matters, compliance with laws, insurance) and events of default customary for transactions of this nature.

The foregoing is qualified in its entirety by reference to the DIP Credit Agreement, a conformed copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Order and all related court filings can be accessed at “http://www.cob.uscourts.gov”.

Item 2.03.                                       Creation of a Direct Financial Obligation or on Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                                       Financial Statements and Exhibits.

(d)                               Exhibits.

Exhibit No.	Description

10.1

Restated DIP Credit Agreement, dated as of January 30, 2009, by and among Storm Cat Energy (USA) Corporation, Storm Cat Energy Corporation, Storm Cat Energy (Alaska) LLC, Storm Cat Energy (Powder River) LLC, Storm Cat Energy (Fayetteville) LLC, Triple Crown Gathering Corporation, Storm Cat Energy (USA) Operating Corporation, the lenders party thereto and Regiment Capital Special Situations Fund III, L.P., as Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: February 5, 2009	By:	/s/ Joseph M. Brooker
Name: Joseph M. Brooker
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1

Restated DIP Credit Agreement, dated as of January 30, 2009, by and among Storm Cat Energy (USA) Corporation, Storm Cat Energy Corporation, Storm Cat Energy (Alaska) LLC, Storm Cat Energy (Powder River) LLC, Storm Cat Energy (Fayetteville) LLC, Triple Crown Gathering Corporation, Storm Cat Energy (USA) Operating Corporation, the lenders party thereto and Regiment Capital Special Situations Fund III, L.P., as Agent